UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 2, 2004

BALLISTIC RECOVERY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road, South St. Paul, MN		55075-3541
(Address of principal executive offices)		(Zip Code)

(651) 457-7491
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

Effective as of December 2, 2004, Ballistic Recovery Systems, Inc., a Minnesota corporation (the “Company”)  announced that it has named Larry E. Williams as its President and Chief Operating Officer.

Mr. Williams, 47, was most recently ,and since 2000, Vice President of Business Development at AmSafe Aviation in Phoenix, Arizona, the world’s largest manufacturer of aviation restraint systems.  Prior to that and since 1995, he was Group President at Rural/Metro Corporation.  From 1985 to 1995, Mr. Williams was Executive Director of the Emergency Response Training Academy, a firm specializing in training of airport emergency response personnel.

Mr. Williams’ compensation package consists of an annual salary of $135,000, a performance-based bonus plan up to one year’s salary, moving expenses, as well as usual and customary employee benefits, such as 401(k) plan ,when eligible, health, dental and life insurance benefits, and profit sharing.  At this time, Mr. Williams does not have a formal employment agreement with the Company.

Mr. Williams does not have any family relationship with any current executive officer or director of the Company.  Neither Mr. Williams nor any member of his family are a party to any other transaction or proposed transaction with the Company.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Press Release dated December 2, 2004, attached hereto and incorporated herein by reference as Exhibit 99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.
(REGISTRANT)

Date: December 3, 2004	By:	/s/ Robert L. Nelson
	Name:	Robert L. Nelson
Title: Chairman of the Board

EXHIBIT INDEX

EXHIBIT

99.1         Press Release dated December 2, 2004